Exhibit 10.1

ACQUISITION AGREEMENT

This Agreement dated as of the 19 day of July, 2011 (“Entry Date”) and retroactively effective on June 30, 2011 (“Effective Date”)  by and between Aclor, Inc., a Georgia corporation, with an address at 11204 McPherson Road, Unit 116, Laredo, Texas 78045 (“Aclor”), Metiscan, Inc., a Delaware corporation with an address at 12225 Greenville Avenue, Suite 700, Dallas, Texas 75243 (“Metiscan”), Metiscan Holdings, Inc., a Nevada corporation with an address at 12225 Greenville Avenue, Suite 700, Dallas, Texas 75243 (“Holdings”) and the shareholders of Aclor set forth on Exhibit “A” (the “Aclor Shareholders”).

WITNESSETH

WHEREAS, the Aclor Shareholders desire to acquire from Metiscan common shares and preferred shares of Metiscan as set forth below in Section 4.B. (the “Metiscan Stock”), including shares to be distributed to the Aclor Shareholders and shares to be issued after the Closing to satisfy certain debts, in exchange for sixty (60%) percent of the issued and outstanding shares of the common stock of Aclor, par value $ 0.001 per share (the “Aclor Common Stock”);

WHEREAS, Metiscan desires to acquire from the Aclor Shareholders sixty (60%) percent of the Aclor Common Stock in exchange for Metiscan Stock;

WHEREAS, the Board of Directors of both Aclor and Metiscan believe that this Agreement is: (i) in the best interests of each corporation, the Aclor Shareholders and the stockholders of Metiscan and (ii) will advance the long-term business interests of both Aclor and Metiscan.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged;

IT IS AGREED:

1.           Recitals.  The parties hereto adopt as part of this Agreement each of the recitals which is set forth in the WHEREAS clauses and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Agreement.

2.           Definitions.

A.      “Acquisition” shall refer to the following: (i) Metiscan’s acquisition of sixty (60%) percent of the Aclor Common Stock in exchange for Metiscan Stock and (ii) Aclor becoming a  subsidiary of Metiscan.

B.      The “Closing Date” of the Acquisition shall mean a mutually agreed upon date on or prior to July 26, 2011.

C.      “DGCL” shall refer to the Delaware General Corporation Law.

D.      “GCPAL” shall refer to the Georgia Corporations, Partnerships, and Associations Law.

3.           Pre-Closing Transactions.

A.      Simultaneously with, or prior to, the Closing, Holdings shall acquire from Metiscan all of Metiscan’s assets, including but not limited to, one hundred (100%) percent of the issued and outstanding capital stock owned by Metiscan in each of the following subsidiaries of Metiscan (the “Metiscan Subsidiaries”):
i.      100 shares of First View EHR, Inc. evidenced by certificate number 001;
ii.     100,000 shares of Taptopia, Inc. evidenced by certificate number CS001;
iii.    100,000 shares of Shoreline Employment Services, Inc. evidenced by certificate number CS001; and
iv.    8,400 shares of Schuylkill Open MRI, Inc. evidenced by certificate number 007; in exchange for 750,000 shares of the Series C Preferred Stock  of Metiscan which constitutes one hundred (100%) percent of the issued and outstanding Series C Preferred Stock of Metiscan.  After Metiscan receives the 750,000 shares of the Series C Preferred Stock, the Series C Preferred Stock of Metiscan shall be cancelled and no Series C Preferred Stock shall be issued and outstanding.

B.      Prior to the Closing, the Board of Directors of Aclor and the Aclor Shareholders shall approve this Agreement and the transactions contemplated by this Agreement, pursuant to the applicable provisions of the GCPAL.

C.      Prior to the Closing, the Board of Directors of Metiscan shall approve this Agreement and the transactions contemplated by this Agreement, pursuant to the applicable provisions of the DGCL.

4.           Closing Transactions.

A.      At the Closing, the Aclor shareholders shall deliver to Metiscan  sixty thousand (60,000) shares of Aclor Common Stock, constituting sixty percent (60%) of its issued and outstanding stock, together with duly executed stock powers executed in blank.  The following list sets forth the number of shares which the Aclor shareholders shall deliver to Metiscan:

Name	# of Shares
Goodfuture Limited	30,000
Sunbell Limited	30,000

B.      At the Closing, Metiscan shall deliver to the Aclor Shareholders such number of shares of Common Stock as set forth below which, together with the shares of Common Stock and Preferred Stock of Metiscan to be issued in satisfaction of certain debts of Aclor. These shares shall be distributed to the Aclor shareholders in exchange for their ownership interest in Aclor as follows:

Name	% Ownership in Aclor	# Shares of Metiscan Common Stock
Goodfuture Limited	30%	1,163,750,000
Sunbell Limited	30%	1,163,750,000
Total		2,327,500,000

Additionally, the following shares shall be issued to satisfy the following debts after the Closing of the Agreement::

Name	Amount of Debt	# Shares of Metiscan Common Stock	# Shares of Metiscan Preferred Stock
Chung Hsin Wu (Forth Wu)	$300,000	150,000,000
Go Right Holding Limited	$ 1,130,187.50	1,506,917,000	750,000
Ever Thrive Limited	$ 1,130,187.50	1,506,917,000	750,000
Total		3,163,834,000	1,500,000

The Board of Directors shall adopt the resolution to authorize the creation of the class of preferred stock to facilitate the above described debt conversion. The newly created class of preferred stock shall be:

Series G Convertible Preferred Stock, Par Value $ 0.0001

The number of shares constituting such series shall be Five Million (5,00,000) shares, each share of which can be converted into One (1) shares of Common Stock, par value $ 0.0001, at the option of the holder.

Each share of Series G Convertible Preferred Stock has One (1) vote in all actions properly brought for a vote by the shareholders. If the board declares cash or stock dividends on the Common Stock of the Corporation, the shares of Series A Convertible Preferred Stock, par value $ 0.0001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series A shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

The above shares are being issued to the Aclor Shareholders which, based upon the fact that there shall be 2,929,650,554 shares issued and outstanding at the time of the Closing.

C.      At the Closing, the following notes due to Metiscan shall be assigned to Holdings:

i.      All Note payable from Shoreline Employment Services, Inc. to Metiscan ; and
ii.     All Note payable from Taptopia, Inc. to Metiscan.

D.      At the Closing, all corporate books and records of Aclor shall be delivered to Metiscan including, but not limited to, the following:  its Certificate of Incorporation, bylaws, Minutes of Directors’ Meetings, Minutes of Shareholders’ Meetings, and all financial records.

E.      Subject to, and consistent with, the provisions of this Agreement, Aclor shall become a subsidiary of Metiscan as a result of the transactions set forth in Paragraphs “A” and “B” of this Article “4” of this Agreement.

5.           Post-Closing Transactions.

A.      Immediately after the Closing, the Board of Directors of Aclor shall designate  new Directors of Metiscan (the “Designated Directors”).  The Directors of Metiscan serving immediately prior to the Closing shall appoint the Designated Directors to the Board of Directors of Metiscan and resign immediately thereafter.

B.      Metiscan shall enter into a consulting agreement (the “Consulting Agreement”) with Bridgepoint Partners, LLC (“Bridgepoint”), in the form annexed hereto and made a part hereof as Exhibit B, which shall provide that Bridgepoint shall receive, in consideration for the consulting services which Bridgepoint shall provide pursuant to the Consulting Agreement, twelve and one-half (12.5%) percent of any proceeds received from the segregated account holding funds, or from any warrant exercise, from Metiscan’s Rule 504 and 506 offerings (the “Investor Proceeds”), including future offerings. The remaining eighty-seven and one-half (87.5%) percent of the Investor Proceeds shall be retained by Metiscan. Bridgepoint directs that its twelve and one-half (12.5%) percent of the Investor Proceeds shall be paid by Metiscan as follows:

i.      two and one-half (2.5%) percent of the Investor Proceeds shall be paid on a monthly basis to Kim Moore, up to a total of $300,000 (after Kim Moore has received $300,000 the payment to Kim Moore shall cease and this 2.5% of the Investor Proceeds shall be paid to Bridgepoint);
ii.     ten (10%) of the Investor Proceeds shall be paid on a monthly basis to Mintz & Fraade, P.C., up to a total of $200,000.  After Mintz & Fraade, P.C. has received $200,000 then five (5%) of the Investor Proceeds shall be paid on a monthly basis to Mintz & Fraade, P.C., up to an additional total of $100,000 (after Mintz & Fraade, P.C. has received a total of $300,000 the payment to Mintz & Fraade, P.C. shall cease and this 5% of the Investor Proceeds shall be paid to Bridgepoint); and
iii.    zero (0%) of the Investor Proceeds shall be paid on a monthly basis to Bridgepoint until Mintz & Fraade, P.C. receives a total of $200,000 of the Investor Proceeds, unless directed in writing otherwise by both Mintz & Fraade, P.C. and Bridgepoint.  After Mintz & Fraade, P.C. has received $200,000 then five (5%) percent of the Investor Proceeds shall be distributed on a monthly basis to Bridgepoint.

C.      Removed.

D.      Removed.

E.      Metiscan shall issue any shares required to be issued pursuant to its 2009 Rule 504 offering and obtain a legal opinion, if necessary, to issue such additional shares under this offering.

F.      Metiscan shall engage in a reverse stock split.

G.      After Aclor becomes a subsidiary of Metiscan, Metiscan shall amend its Certificate of Incorporation to change its name to a name not including the word Metiscan.

H.      Metiscan shall amend its Certificate of Incorporation to create the Series G Convertible Preferred Stock, par value $ 0.0001, and shall issue such Series G Preferred Stock to satisfy the following debts after the Closing of the Agreement, as follows:

Name	Amount of Debt	# Shares of Metiscan Common Stock	# Shares of Metiscan Preferred Stock
Chung Hsin Wu (Forth Wu)	$300,000	150,000,000
Go Right Holding Limited	$ $ 1,130,187.50	1,506,917,000	750,000
Ever Thrive Limited	$ $ 1,130,187.50	1,506,917,000	750,000
Total		3,163,834,000	1,500,000

6.           Representations, Warranties and Covenants of Metiscan, the Metiscan Subsidiaries, and Holdings.  Metiscan, the Metiscan Subsidiaries, and Holdings jointly and severally represent, warrant and covenant to Aclor as follows:

A. Corporate Status.

i.      Metiscan is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.      Copies of (a) the Certificate of Incorporation of Metiscan, and all amendments to the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware and (b) the Bylaws of Metiscan, as amended, certified by the Secretary of Metiscan are annexed to, and made a part of, this Agreement as Exhibits “C” and “D”, respectively, and are complete and correct as of the date of this Agreement.

iii.     For purposes of this Article 6 of this Agreement, references to Metiscan shall include its subsidiaries:  First View EHR, Inc.; Taptopia, Inc.; Shoreline Employment Services, Inc.; and Schuylkill Open MRI, Inc.

B.      Capitalization.  Metiscan does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from Metiscan shares of stock of Metiscan or any other equity security or security convertible into an equity security of Metiscan, except for the number of shares of Common stock issued and outstanding payable to S.B.C.H Charitable Trust Foundation, or (ii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Metiscan.  As of the Closing Date, there shall be no shares of Metiscan’s Series C Preferred Stock issued and outstanding.  Metiscan currently has 60 shares of Series E Preferred Stock issued and outstanding, and 72 shares of Series F Preferred Stock issued and outstanding.  Metiscan is obligated to redeem these shares. As of April 1, 2011, the balance of the Series E Preferred Stock was forty-three (43) shares, of which one (1) share is required to be redeemed each month for payment each month of six thousand six hundred sixty-six dollars and sixty-seven cents ($6,666.67), and the balance of the Series F Preferred Stock was fifty-five (55) shares, of which one (1) share is required to be redeemed each month for payment each month of two thousand seven hundred seventy-seven dollars and seventy-eight cents ($2,777.78).

C.      Authority of Metiscan.  Metiscan has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by Metiscan of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of Metiscan, and (assuming the valid authorization, execution and delivery of this Agreement by Aclor) this Agreement is valid and binding upon Metiscan and enforceable against Metiscan in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of Metiscan and a form of consent to be executed by Holdings, which owns a majority of the issued and outstanding shares of Metiscan Common Stock, approving Metiscan’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits “E” and “F”.

D.      Compliance with the Law and Other Instruments.  Metiscan is and has been in material compliance in all material respects with any and all legal requirements applicable to Metiscan, including, but not limited to, all applicable federal and state “blue-sky” securities laws.  Metiscan (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that Metiscan is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to Metiscan, and Metiscan has no knowledge that any condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to Metiscan.  Without limiting the generality of the foregoing, Metiscan has not received notice of, and Metiscan has no knowledge of any basis for, any claim, action, suit, investigation or proceeding which might result in a finding that Metiscan is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

E.      Absence of Conflicts.  The execution and delivery of this Agreement, and the consummation by Metiscan of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Metiscan’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Metiscan is a party to or by which any of its assets are bound, (iii) do not and shall not cause Metiscan to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Metiscan.  Metiscan has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.  Financial Statements. Attached hereto as Exhibit “G” are the following audited  and unaudited financial statements of Metiscan (collectively the “Metiscan Financial Statements”): (1) (i) consolidated balance sheets as of December 31, 2010, (ii) statements of income as of December 31, 2010, (iii) changes in stockholders’ equity as of December 31, 2010, and (iv) cash flow from inception to December 31, 2010, (2) a letter issue by the current auditor of Metiscan regarding the “accumulated deficits” of Metiscan an its subsidiaries; (3) (i) consolidated  balance sheets as of June 30, 2011, (ii) statement of income as of June 30, 2011, (4) (i) the unconsolidated balance sheets of Metiscan as of June 30, 2011 and (ii) the unconsolidated income statement of Metiscan as of June 30, 2011. The Metiscan Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Metiscan as of such dates and the results of operations of Metiscan for such periods; provided, however, that the Metiscan Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate).

G. Environmental Compliance.

i. Metiscan has complied and is in compliance, in all material respects, with all applicable federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls (a banned toxic chemical utilized as a coolant, sealant and in paints), noise or radiation (the “Environmental, Health and Safety Requirements”).

ii. Metiscan has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

iii. Neither this Agreement nor the consummation of the transactions which are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

H. OSHA Compliance.  Metiscan is in compliance with any applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I. Non-Tax Liabilities. Metiscan does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.  Liabilities for which full provision has been made on the Metiscan Financial Statements; and

ii. Other liabilities arising since December 31, 2010 and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “6I” of the Metiscan Disclosure Statement which is annexed hereto as Exhibit “H” which are not inconsistent with the representations and warranties of Metiscan or any other provision of this Agreement.

J. Representations and Obligations Regarding Taxes.

i. As used in this Paragraph “J” of this Article “6” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Metiscan has filed all tax returns which it was required to file, all such tax returns were true, correct, and complete in all material respects, all taxes owed by Metiscan (whether or not shown on any tax return and whether or not any tax return was required) have been paid, Metiscan is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where the Metiscan does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of Metiscan that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. Metiscan has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of Metiscan has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any tax liability of Metiscan either (i) claimed or raised by any taxing authority or (ii) as to which Metiscan has knowledge (after reasonable investigation).  Except as otherwise set forth in Section “6J” of Exhibit “K” attached hereto, no issue relating to taxes has been raised by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period.

v. Metiscan has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. Metiscan has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. Metiscan has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Metiscan has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  Metiscan is not a party to any tax allocation or sharing agreement. Metiscan (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. The unpaid taxes of Metiscan did not, as of the most recent fiscal year end, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet contained in the Financial Statements (rather than in any notes thereto).

viii. Metiscan shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

ix. Except as otherwise set forth in Section “6J” of Exhibit “H” attached hereto, Metiscan is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

x. Metiscan has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

xi. All elections with respect to taxes affecting Metiscan are disclosed or attached to a tax return of Metiscan.

xii. All private letter rulings issued by the Internal Revenue Service to Metiscan (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “6J” of Exhibit “H”, and there are no pending requests for any such rulings (or corresponding determinations).

K. Contracts.  Except as set forth in Section “6K” of Exhibit “H”, Metiscan is not a party to any material contracts.

L.  Absence of Changes.  Since December 31, 2010, except as set forth in Section “6L” of Exhibit “H”, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Metiscan taken as a whole. Without limiting the generality of the foregoing, except as set forth in Section “6L” of Exhibit “H”, since December 31, 2010:

i. Metiscan has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. Metiscan has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including Metiscan) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Metiscan is a party;

iv. Metiscan has not imposed any security interest upon any of its assets, tangible or intangible;

v. Metiscan has not made any material expenditures of its capital outside of the ordinary course of business;

vi. Metiscan has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vii. Metiscan has not created, incurred, assumed, or guaranteed indebtedness for borrowed money and capitalized lease obligations;

viii. Metiscan has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

ix. there has been no change made or authorized in the Certificate of Incorporation or Bylaws of Metiscan;

x. Metiscan has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

xi. Metiscan has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

xii. Metiscan has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xiii. Metiscan has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

xiv. Metiscan has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

xv. Metiscan has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xvi. Metiscan has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

xvii. Metiscan has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xviii. Metiscan has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of Metiscan;

xix. Metiscan has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of Metiscan or its business operations;

xx. Metiscan has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xxi. Metiscan has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xxii. Metiscan has not suffered any extraordinary losses or waived any rights of any value;

xxiii. Metiscan has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxiv. Metiscan has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiii” of this Paragraph “L” of this Article “6” of this Agreement.

M.  No Approvals.  No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.  Broker.  Metiscan has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  Metiscan represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless Aclor from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Metiscan or its affiliates or agents.

O. Securities Laws.  Neither Metiscan nor, to Metiscan's knowledge, any director or executive officer of Metiscan, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Metiscan, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to Metiscan or, to Metiscan's knowledge, any current or former director or executive officer of Metiscan. Metiscan is currently listed on OTC Pink, formerly known as the Pink Sheets.  Metiscan has filed a Form S-1 Registration Statement and, although not required to do so, periodic filings with the SEC which are current.

P. Intellectual Property.

i. Metiscan has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of Metiscan has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Metiscan must license or refrain from using any intellectual property rights of any third party). To the knowledge of Metiscan, no third party has interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of Metiscan in any material respect.

ii. Section “6P” of Exhibit “H” identifies each patent or registration which has been issued to Metiscan with respect to any of its intellectual property, identifies each pending patent application or application for registration which Metiscan has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which Metiscan has granted to any third party with respect to any of its intellectual property (together with any exceptions).  Section “6P” of Exhibit “H” sets forth correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  Section “6P” of Exhibit “H” also identifies each trade name or unregistered trademark and each copyright used by Metiscan in connection with any of its businesses.

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “H” pursuant to the prior paragraph of this Subparagraph “ii” of this Paragraph “P” of this Article “6” of this Agreement:

a. Metiscan possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

c. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Metiscan, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

d. Metiscan has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

iii. Section “6P” of Exhibit “H” identifies each material item of intellectual property which any third party owns and which Metiscan uses pursuant to license, sublicense, agreement, or permission. Section “6P” of Exhibit “H” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “H” pursuant to the prior paragraph of this Subparagraph “iii” of this Paragraph “P” of this Article “6” of this Agreement:

a. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

b. to the knowledge of Metiscan, no other party to the license, sublicense, agreement, or permission is in material breach or default thereof , and no event has occurred which with notice or lapse of time would constitute a material breach or default by such other party or permit termination, modification or acceleration thereof by Metiscan;

c. Metiscan is not in material breach or default of any such license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Metiscan or permit termination, modification, or acceleration thereof by another party thereto;

d. to the knowledge of Metiscan, no other party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

e. Metiscan has not repudiated any material provision of any license, sublicense, agreement, or permission; and

f. Metiscan has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

iv. Metiscan is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to Metiscan or that would conflict with Metiscan’s business as conducted.

Q. Insurance.  Section “6Q” of Exhibit “H” sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which Metiscan is a party, a named insured, or otherwise the beneficiary of coverage:

i. the name, address, and telephone number of the agent;

ii. the name of the insurer, the name of the policyholder, and the name of each covered insured;

iii. the policy number and the period of coverage;

iv. the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and the amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

v. a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither any of Metiscan nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy (including but not limited to retroactive premium adjustments); and (iii) no party to the policy has repudiated any material provision thereof.  Section “6Q” of Exhibit “H” describes any material self-insurance arrangements affecting Metiscan, and identifies each material insurance claim made by Metiscan in the three (3) years prior to the date of this Agreement.

R. Employee Benefits.  There is no employee benefit plan which Metiscan maintains or to which Metiscan contributes or has any obligation to contribute.

S. Guaranties.  Except as set forth in Section “6S” of Exhibit “H”, Metiscan is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T. Certain Business Relationships.  Except as set forth in Section “6T” of Exhibit “H”, none of the officers, directors or stockholders of Metiscan has been involved in any material business arrangement or relationship with Metiscan, and none of the officers, directors or stockholders of Metiscan owns any material asset, tangible or intangible, which is used in the business of Metiscan.

U. Registration Rights.  Except as is set forth in Section “6U” of Exhibit “H”, Metiscan has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of Metiscan registered with the United States Securities and Exchange Commission or any other governmental authority.

V. Change of Control Payments.  Neither the execution, delivery and performance by Metiscan of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by Metiscan, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of Metiscan.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement.  There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  Metiscan has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W. Investments.  Metiscan owns no debt or equity securities of any entities except as set forth in Section “6W” of Exhibit “H” attached hereto.

X. Accounts Receivable.  Except as otherwise set forth in Section “6X” of Exhibit “H”, the accounts receivable reflected on the December 31, 2010 balance sheet included in the Metiscan Financial Statements and all of Metiscan’s accounts receivable arising since December 31, 2010 arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered, and performed to the account obligors, and no further filings (with governmental authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle Metiscan to collect the accounts receivable in full.  Except as otherwise set forth in Section “6X” of Exhibit “H” attached hereto, no such account has been assigned or pledged to any other person or entity, and, except only to the extent fully reserved against as set forth in the December 31, 2010 balance sheet included in the Metiscan Financial Statements, no defense or set-off to any such account has been asserted by the account obligor, and Metiscan has no knowledge that any such defense or set-off exists.

Y. Inventory.  Metiscan does not have any inventory.

Z. Properties and Assets.  Metiscan has and will have as of the Closing Date legal and beneficial ownership of any and all properties and assets (real, personal or mixed, tangible or intangible) set forth in Section “6Z” of Exhibit “H”, or the legal right to use such properties and assets through lease agreements, licenses or the like, free and clear of any and all liens.  Except as otherwise set forth in Section “6Z” of Exhibit “H”, Metiscan’s properties and assets are suitable for the purposes for which intended and in operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such properties and assets as shall have been taken out of service on a temporary basis for repairs or replacement consistent with Metiscan’s prior practices and normal industry standards.  Except as otherwise set forth in Section “6Z” of Exhibit “H”, since the date of Metiscan’s incorporation, September 9, 2008, there has not been any significant interruption of Metiscan’s business due to inadequate maintenance or obsolescence of the properties and assets.

AA. Real Property.  Except as set forth on Section “6AA” of Exhibit “H” Metiscan has no interest in any real property.

BB. Commitments.

i. Except as otherwise set forth in Section “6BB” of Exhibit “H”, Metiscan is not a party to or bound by any of the following, whether written or oral:

a. any contract which cannot by its terms be terminated by Metiscan upon 30 days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

b. any contract or commitment for capital expenditures by Metiscan not in the ordinary course of business;

c. any lease or license with respect to any properties, real or personal, whether as landlord, tenant, licensor, or licensee;

d. any contract, indenture, or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

e. any partnership agreement, joint venture agreement or limited liability company agreement;

f. any contract with any affiliate of Metiscan relating to the provision of goods or services by or to Metiscan;

g. any contract for the sale of any assets not in Metiscan’s ordinary course of business;

h. any contract which purports to limit Metiscan’s freedom to compete freely in any line of business or in any geographic area;

i. preferential purchase right, right of first refusal, or similar contract; or

j. other contract with respect to the business of Metiscan.

ii. Except as disclosed in Section “6BB” of Exhibit “H”, all of the contracts listed or required to be listed in Section “6BB” of Exhibit “H” are valid, binding, and in full force and effect, Metiscan has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such contract in any respect, and Metiscan is not, and Metiscan has no knowledge of any other party which is, in breach of any of the terms or covenants of any contract listed or required to be listed in Section “6BB” of Exhibit “H”.

iii. Except as otherwise set forth in Section “6BB” of Exhibit “H”, Metiscan is not a party to or bound by any contract or contracts the terms of which were arrived at by or otherwise reflect less-than-arm’s-length negotiations or bargaining.

CC. Permits. Metiscan has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for Metiscan to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future.  All such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and Metiscan has no knowledge of any such proceeding which is threatened. No administrative or governmental actions have been taken, and Metiscan has no knowledge of any such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of Metiscan to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  Metiscan has no knowledge of (i) any violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) any circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

DD. Banks.  Section “6DD” of Exhibit “H” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which Metiscan has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of Metiscan in matters concerning any of its business or affairs.  Except as otherwise set forth in Section “6DD” of Exhibit “H” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices.  Metiscan has no knowledge of any instance where Metiscan or any affiliate or agent of Metiscan, or any other person acting on behalf of or associated with Metiscan, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

FF. Transactions with Affiliates.  Except as set forth in Section “6FF” of Exhibit “H” attached hereto and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in employee benefit plans by employees, Metiscan has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of Metiscan or any of their respective affiliates.  Except as set forth in Section “6FF” of Exhibit “H”, no officer, director, or stockholder of Metiscan and none of their respective affiliates is indebted to Metiscan for money borrowed or other loans or advances, and Metiscan is not indebted to any such affiliate.

GG. Litigation.  There are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting Metiscan or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Metiscan’s business pending or to its knowledge threatened, by or against, any officer or director of Metiscan in connection with its affairs, whether or not covered by insurance.  (i) neither Metiscan nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting Metiscan, and (ii) Metiscan is not presently engaged in any legal action.  Section “6GG” of Exhibit “H” also includes a listing of all claims, actions, suits, investigations, or proceedings involving Metiscan which were pending, settled, or adjudicated.

HH. Business Conducted in No Other Name; Subsidiaries.  All business of Metiscan has been conducted in its name or the names of its subsidiaries and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of Metiscan.

II. Metiscan represents and warrants that, except for the debts and liabilities set forth on the Section “6II” of Exhibit “H”, including (i.) Series E and Series F Preferred stock as set forth in Section "6B" of Exhibit "H", (ii.) SBCH Charitable Foundation Note #1 and Note #2 as set forth in Section "6I" and Section "6BB" of Exhibit "H", (iii.) SOMRI note as set forth in Section "6S" and "6BB" of Exhibit "H", and (iv.) the payables owed to Mintz & Fraade, P.C. as set forth in Exhibit "G", all debts and liabilities shown on the consolidated financial statements of Metiscan and Metiscan Subsidiaries as of March 31, 2011 are exclusively owed by Metiscan Subsidiaries (“Metiscan Subsidiaries Liabilities”) and upon completion of disposition of Metiscan Subsidiaries to Holdings at the Closing, all the Metiscan Subsidiaries Liabilities shall no longer affect Metiscan and at no time Metiscan shall be held responsible for Metiscan Subsidiaries Liabilities. Any breach of this representation shall constitute a “material breach” that warrants the termination of this Agreement as set forth in Section “C” of Article “13” of this Agreement.

JJ.  Complete Disclosure.  No representation or warranty of Metiscan which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Metiscan’s knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Metiscan which would materially adversely affect same which has not been disclosed to Aclor in this Agreement.

KK.  No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Aclor knew or had reason to know that any covenant, representation or warranty of Metiscan in this Agreement or furnished or to be furnished to Aclor contained untrue statements.

7.           Representations, Warranties and Covenants of Aclor and the Aclor Shareholders.  Aclor and the Aclor Shareholders jointly and severally represent, warrant and covenant to Metiscan as follows:

A. Corporate Status.

i.      Aclor is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Georgia, with all of the requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.      Copies of (a) the Certificate of Incorporation of Aclor, and any amendments to the Certificate of Incorporation, certified by the Secretary of State of the State of Georgia and (b) the Bylaws of Aclor, as amended, certified by the Secretary of Aclor are annexed to, and made a part of, this Agreement as Exhibits “I” and “J”, respectively, and are complete and correct as of the date of this Agreement.

B.      Capitalization.  Aclor does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from Aclor shares of stock of Aclor or any other equity security or security convertible into an equity security of Aclor, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Aclor.

C.      Authority of Aclor.  Aclor has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by Aclor of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of Aclor, and (assuming the valid authorization, execution and delivery of this Agreement by Metiscan) this Agreement is valid and binding upon Aclor and enforceable against Aclor in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of Aclor approving Aclor’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibit “K”.

D.      Compliance with the Law and Other Instruments.  Except as otherwise set forth in Section “7D” of the Aclor Disclosure Statement which is annexed hereto as Exhibit “L”, Aclor is and has been in material compliance in all material respects with any and all legal requirements applicable to Aclor, including, but not limited to, all applicable federal and state “blue sky” securities laws.  Except as otherwise set forth in Section “7D” of Exhibit “L”, Aclor (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that Aclor is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to Aclor, and Aclor has no knowledge that any condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to Aclor.  Without limiting the generality of the foregoing, Aclor has not received notice of, and, Aclor has no knowledge of any basis for, any claim, action, suit, investigation or proceeding which might result in a finding that Aclor is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

E.      Absence of Conflicts.  The execution and delivery of this Agreement, and the consummation by Aclor of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Aclor’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Aclor is a party to or by which any of its assets are bound, (iii) do not and shall not cause Aclor to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Aclor.  Aclor has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.  Financial Statements.   Attached hereto as Exhibit “M” are the following unaudited financial statements of Aclor (collectively the “Aclor Financial Statements”): (i) consolidated balance sheets as of December 31, 2010, (ii) statements of income, (iii) changes in stockholders’ equity, and (iv) cash flow from inception to December 31, 2010. The Aclor Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Aclor as of such dates and the results of operations of Aclor for such periods; provided, however, that the Aclor Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate).

G. Environmental Compliance.

i. Aclor has complied and is in compliance, in all material respects, with all applicable federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls (a banned toxic chemical utilized as a coolant, sealant and in paints), noise or radiation (the “Environmental, Health and Safety Requirements”).

ii. Aclor has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

iii. Neither this Agreement nor the consummation of the transactions which are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

H. OSHA Compliance.  Aclor is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I. Non-Tax Liabilities.  Aclor does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.  Liabilities for which full provision has been made on the Aclor Financial Statements; and

ii.  Other liabilities arising since December 31, 2010 and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “7I” of Exhibit “L” which are not inconsistent with the representations and warranties of Aclor or any other provision of this Agreement.

J. Representations and Obligations Regarding Taxes.

i. As used in this Paragraph “J” of this Article “7” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Except as set forth in Section “7J” of Exhibit “L”, Aclor has filed all tax returns which it was required to file, all such tax returns were true, correct, and complete in all material respects, all taxes owed by Aclor (whether or not shown on any tax return and whether or not any tax return was required) have been paid, Aclor is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where Aclor does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of Aclor that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. Aclor has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of Aclor has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any tax liability of Aclor either (i) claimed or raised by any taxing authority or (ii) as to which Aclor has knowledge (after reasonable investigation).  Except as otherwise set forth in Section “7J” of Exhibit “L” attached hereto, no issue relating to taxes has been raised by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period.

v. Aclor has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. Aclor has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. Aclor has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Aclor has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  Aclor is not a party to any tax allocation or sharing agreement. Aclor (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. Section “7J” of Exhibit “L” sets forth the following information with respect to Aclor as of December 31, 2010 (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated by this Agreement):  (i) the basis of Aclor in its assets; and (ii) the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, tax credit, tax credit carryover, or excess charitable contribution of Aclor.

viii. The unpaid taxes of Aclor did not, as of the most recent fiscal year end, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet contained in the Financial Statements (rather than in any notes thereto).

ix. Aclor shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

x. Except as otherwise set forth in Section “7J” of Exhibit “L” attached hereto, Aclor is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

xi. Except as otherwise set forth in Section “7J” of Exhibit “L” attached hereto, Aclor has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

xii. All elections with respect to taxes affecting Aclor are disclosed or attached to a tax return of Aclor.

xiii. All private letter rulings issued by the Internal Revenue Service to Aclor (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “7J” of Exhibit “L”, and there are no pending requests for any such rulings (or corresponding determinations).

K. Contracts.  Except as set forth in Section “7K” of Exhibit “L”, Aclor is not a party to any material contracts.

L.  Absence of Changes.  Since December 31, 2010, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Aclor taken as a whole. Without limiting the generality of the foregoing, except as set forth in Section “7L” of Exhibit “L” since December 31, 2010:

i. Aclor has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. Aclor has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including Aclor) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Aclor is a party;

iv. Aclor has not imposed any security interest upon any of its assets, tangible or intangible;

v. Aclor has not made any material expenditures of its capital outside of the ordinary course of business;

vi. Aclor has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vii. Aclor has not created, incurred, assumed, or guaranteed more than $10,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

viii. Aclor has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

ix. there has been no change made or authorized in the Certificate of Incorporation or Bylaws of Aclor;

x. Aclor has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

xi. Aclor has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

xii. Aclor has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xiii. Aclor has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

xiv. Aclor has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

xv. Aclor has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xvi. Aclor has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

xvii. Aclor has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xviii. Aclor has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of Aclor;

xix. Aclor has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of Aclor or its business operations;

xx. Aclor has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xxi. Aclor has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xxii. Aclor has not suffered any extraordinary losses or waived any rights of any value;

xxiii. Aclor has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxiv. Aclor has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiv” of this Paragraph “L” of this Article “7” of this Agreement.

M.  No Approvals.  No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.  Broker.  Aclor has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  Aclor represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless Metiscan from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Aclor or its affiliates or agents.

O. Securities Laws.  Neither Aclor nor, to Aclor's knowledge, any director or executive officer of Aclor, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Aclor, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to Aclor or, to Aclor's knowledge, any current or former director or executive officer of Aclor.

P. Intellectual Property.

i. Aclor has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of Aclor has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Aclor must license or refrain from using any intellectual property rights of any third party). To the knowledge of Aclor, no third party has interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of Aclor in any material respect.

ii. Section “7P” of Exhibit “L” identifies each patent or registration which has been issued to Aclor with respect to any of its intellectual property, identifies each pending patent application or application for registration which Aclor has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which Aclor has granted to any third party with respect to any of its intellectual property (together with any exceptions).  Section “7P” of Exhibit “L” sets forth correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  Section “7P” of Exhibit “L” also identifies each trade name or unregistered trademark and each copyright used by Aclor in connection with any of its businesses.

With respect to each item of intellectual property required to be identified in Section “7P” of Exhibit “L” pursuant to the prior paragraph of this Subparagraph “ii” of this Paragraph “P” of this Article “7” of this Agreement:

a. Aclor possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

c. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Aclor, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

d. Aclor has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

iii. Section “7P” of Exhibit “L” identifies each material item of intellectual property which any third party owns and which Aclor uses pursuant to license, sublicense, agreement, or permission. Section “7P” of Exhibit “L” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

With respect to each item of intellectual property required to be identified in Section “7P” of Exhibit “L” pursuant to the prior paragraph of this Subparagraph “iii” of this Paragraph “P” of this Article “7” of this Agreement:

a. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

b. to the knowledge of Aclor, no other party to the license, sublicense, agreement, or permission is in material breach or default thereof , and no event has occurred which with notice or lapse of time would constitute a material breach or default by such other party or permit termination, modification or acceleration thereof by Aclor;

c. Aclor is not in material breach or default of any such license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Aclor or permit termination, modification, or acceleration thereof by another party thereto;

d. to the knowledge of Aclor, no other party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

e. Aclor has not repudiated any material provision of any license, sublicense, agreement, or permission; and

f. Aclor has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

iv. Aclor is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to Aclor or that would conflict with Aclor’s business as proposed to be conducted.

Q. Insurance.  Aclor does not maintain any insurance currently.

R. Employee Benefits.  There is no employee benefit plan which Aclor maintains or to which Aclor contributes or has any obligation to contribute.

S. Guaranties.  Aclor is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T. Certain Business Relationships.  Except as set forth in Section “7T” of Exhibit “L”, none of the officers, directors or stockholders of Aclor has been involved in any material business arrangement or relationship with Aclor, and none of the officers, directors or stockholders of Aclor owns any material asset, tangible or intangible, which is used in the business of Aclor.

U. Registration Rights.  Except as set forth in Section “7U” of Exhibit “L”, Aclor has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of Aclor registered with the United States Securities and Exchange Commission or any other governmental authority.

V. Change of Control Payments.  Neither the execution, delivery and performance by Aclor of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by Aclor, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of Aclor.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement.  There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  Aclor has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W. Investments.  Aclor owns the debt or equity securities of the entities set forth in Section “7W” of Exhibit “L” attached hereto.

X. Accounts Receivable.  Except as otherwise set forth in Section “7X” of Exhibit “L”, the accounts receivable reflected on the December 31, 2010 balance sheet included in the Aclor Financial Statements and all of Aclor’s accounts receivable arising since December 31, 2010 arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered, and performed to the account obligors, and no further filings (with governmental authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle Metiscan to collect the accounts receivable in full.  Except as otherwise set forth in Section “7X” of Exhibit “L” attached hereto, no such account has been assigned or pledged to any other person or entity, and, except only to the extent fully reserved against as set forth in the December 31, 2010 balance sheet included in the Aclor Financial Statements, no defense or set-off to any such account has been asserted by the account obligor.

Y. Inventory.  Except as set forth on Section “7Y” of Exhibit “L” Aclor does not have any inventory of any type of products.

Z. Property and Assets.  Aclor has and will have as of the Closing Date legal and beneficial ownership of any and all properties and assets (real, personal or mixed, tangible or intangible) set forth in Section “7Z” of Exhibit “L”, or the legal right to use such properties and assets through lease agreements, licenses or the like, free and clear of any and all liens.  Except as otherwise set forth in Section “7Z” of Exhibit “L”, Aclor’s properties and assets are suitable for the purposes for which intended and in operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such properties and assets as shall have been taken out of service on a temporary basis for repairs or replacement consistent with Aclor’s prior practices and normal industry standards.  Except as otherwise set forth in Section “7Z” of Exhibit “L”, during the past three (3) years there has not been any significant interruption of Aclor’s business due to inadequate maintenance or obsolescence of the properties and assets.

AA. Real Property.  Except as set forth on Section “7AA” of Exhibit “L” Aclor has no interest in any real property.

BB. Commitments.  Except as otherwise set forth in Section “7BB” of Exhibit “L”, Aclor is not a party to or bound by any contract or commitment, whether written or oral.

CC. Permits.  Except as otherwise set forth in Section “7CC” of Exhibit “L”, Aclor has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for Aclor to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future.  Except as otherwise set forth in Section “7CC” of Exhibit “L”, all such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and Aclor has no knowledge of any such proceeding which is threatened. No administrative or governmental actions have been taken, and Aclor has no knowledge of any such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of Aclor to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  Except as otherwise set forth in Section “7CC” of Exhibit “L”, Aclor has no knowledge of (i) any violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) any circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

DD. Banks.  In Section “7DD” of Exhibit “L” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which Aclor has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of Aclor in matters concerning any of its business or affairs.  Except as otherwise set forth in Section “7DD” of Exhibit “L” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices.  Aclor has no knowledge of any instance where Aclor or any affiliate or agent of Aclor, or any other person acting on behalf of or associated with Aclor, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

FF. Transactions with Affiliates.  Except as set forth in Section “7FF” of Exhibit “L” attached hereto, Aclor has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of Aclor or any of their respective affiliates.  Except as set forth in Section “7FF” of Exhibit “L”, no officer, director, or stockholder of Aclor and none of their respective affiliates is indebted to Aclor for money borrowed or other loans or advances, and Aclor is not indebted to any such affiliate.

GG. Litigation.  Except as set forth in Section “7GG” of Exhibit “L”, there are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting Aclor or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Aclor’s business pending or to its knowledge threatened, by or against, any officer or director of Aclor in connection with its affairs, whether or not covered by insurance.  Except as set forth in Section “7GG” of Exhibit “L”, (i) neither Aclor nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting Aclor, and (ii) Aclor is not presently engaged in any legal action.  Section “7GG” of Exhibit “L” also includes a listing of all claims, actions, suits, investigations, or proceedings involving Aclor which were pending, settled, or adjudicated.

HH. Business Conducted in No Other Name; Subsidiaries.  All business of Aclor has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of Aclor. Except as set forth in Section “HH” of Exhibit “L”, Aclor has no subsidiaries

II.  Complete Disclosure.  No representation or warranty of Aclor which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Aclor’s knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Aclor which would materially adversely affect same which has not been disclosed to Metiscan in this Agreement.

JJ.  No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Metiscan knew or had reason to know that any covenant, representation or warranty of Aclor in this Agreement or furnished or to be furnished to Metiscan contained untrue statements.

KK.  Ownership.  The Aclor Shareholders are the record, beneficial and equitable owners of sixty (60%) percent of the issued and outstanding shares of Aclor’s common stock, which is evidenced by sixty thousand (60,000) shares.  They hold said shares free and clear of all liens, claims or encumbrances, and have the full right and authority to exchange or transfer said shares pursuant to the terms of this Agreement.

LL.  Absence of Conflicts.  Their execution and delivery of this Agreement, the transfer of their shares of Aclor Common Stock and the consummation by them of the transactions set forth in this Agreement do not and shall not cause them to violate or contravene any provision of law or any governmental rule or regulation.

MM.  No Approvals.  No approval of any governmental authority is required of them in connection with the consummation of the transactions set forth in this Agreement.

NN.  Complete Disclosure.  No representation or warranty of them which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to their knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

OO.  No Defense.  It shall not be a defense to a suit for damages by another party to this Agreement against them for any misrepresentation or breach of covenant or warranty that the other party which is suing them knew or had reason to know that any covenant, representation or warranty of him in this Agreement contained untrue statements.

PP.  Broker.  They have not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. The Aclor Shareholders represent that they have not dealt with any such person, firm or corporation and agrees to indemnify and hold Metiscan harmless from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by him or it or his or its affiliates or agents.

8.           Mutual Covenants of Aclor and Metiscan.

A. Public Announcements.  Each of the Parties to this Agreement shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and no party shall, without the prior written consent of the others, issue any such press release or make any such public statement, except as may be required by applicable Law.

B. Notice of Developments and Updates.  Each of the Parties to this Agreement shall give prompt written notice pursuant to Paragraph “C” of Article “18” of this Agreement to the other Parties to this Agreement of any act, event or occurrence which may cause or constitute a breach of any of its representations and warranties set forth in Articles “6” or “7” of this Agreement, as the case may be.

C. Exclusivity.  The parties shall not, nor shall the parties permit any of their subsidiaries or affiliates to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its or their subsidiaries or affiliates to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), any inquiries or the making of any proposal which constitutes an “Acquisition Proposal” (as hereinafter defined), (ii) participate in any discussions or negotiations regarding any “Acquisition Proposal” other than the acquisition that is subject of this Agreement, (iii) enter into any agreement with  respect to any “Acquisition Proposal,” or (iv) furnish to any person any proprietary or confidential information of either party which could be used to solicit an Acquisition Proposal, or could be used by such a potential buyer to make or finance an Acquisition Proposal.   For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer (or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in the foregoing) from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets of Metiscan and its subsidiaries or 10% or more of any class of equity securities of Metiscan or any of its subsidiaries, any tender offer or exchange offer which if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Metiscan or any of its subsidiaries, or any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Metiscan or any of its subsidiaries, other than the Excluded Acquisitions.

D. Supplements to Exhibits.  From time to time prior to the Closing Date, the Parties shall promptly supplement or amend, in writing, the Exhibits to this Agreement which they have delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Exhibit or which is necessary to correct any information in any Exhibit which has been rendered inaccurate by any such matter hereafter arising.  No disclosure by any party pursuant to this Paragraph “C” of this Article “8” of this Agreement shall be deemed to cure any misrepresentation, breach of warranty, or breach of covenant unless (i) such disclosure is made prior to the Closing Date and (ii) the other Parties to this Agreement elect to close the Merger in spite of such disclosure, in which event any claims with respect to any such misrepresentations or breaches shall be deemed waived by the Parties.

E. Efforts to Meet Conditions.  Subject to the terms and conditions of this Agreement, each of the Parties to this Agreement shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them prior to and after the Closing and shall use all reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required, whether under applicable legal requirements or otherwise, in order to consummate the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all permits, authorizations, consents and approvals of any governmental authority or other person which are required for or in connection with the consummation of the transactions contemplated by this Agreement, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations in this Agreement, and (iii) executing and delivering all agreements and documents required by this Agreement to be executed and delivered by such party on or prior to the Closing.

F. Cooperation; Notice; Cure.  Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of the Parties shall confer on a regular and frequent basis with one or more representatives of the other Parties to report on the general status of ongoing operations.  Aclor shall promptly provide Metiscan or its counsel, and Metiscan shall promptly provide Aclor or its counsel with copies of any filings any of them made with any governmental entity in connection with this Agreement and the transactions contemplated by this Agreement.  Each of the Parties shall notify the others of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of the Parties pursuant to this Agreement to be breached or that renders or will render untrue any representation or warranty of the Parties contained in this Agreement.  Each of the Parties shall also notify the others in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by the Parties.  No notice given pursuant to this Paragraph “E” of this Article “8” of this Agreement shall have any effect upon the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained in this Agreement.

G. Full Access.  Aclor will permit representatives of Metiscan to have full access to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to Aclor and shall make the officers and employees of Aclor available to Metiscan and its representatives as Metiscan and their representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate tAclor to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which Aclor is bound or any applicable Law.

H. Each of Metiscan and Aclor (the “First Party”) shall have delivered to the other of Metiscan or Aclor (the “Second Party”), as the case may be, at or prior to the Closing such other documents (including certificates of officers of the First Party) as the Second Party may reasonably request in order to enable the Second Party to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

9.           Conduct of Metiscan Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, Metiscan shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of Metiscan, and use its best efforts to (i) keep available to Metiscan the services of Metiscan’s present officers and employees, (ii) preserve Metiscan’s relationships, if any, with customers, suppliers and others having business dealings with Metiscan, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date.  Without the prior written consent of Aclor, Metiscan shall not:

A.           make any change in the Certificate of Incorporation or Bylaws of Metiscan;

B.           conduct the business of Metiscan in any manner other than in the ordinary course;

C.           authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.

D.           pay any accrued and unpaid compensation, nor increase the compensation payable to, or to become payable by Metiscan to any officer, director or employee or make any bonus, insurance, pension, or other benefit plan, payment or arrangement to or with any officer, director or employee;

E.            hire any employee other than in the ordinary course of business;

F.            except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

G.           declare or make any payment or distribution to its Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

H.           mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of Metiscan;

I.            sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

J.            take any action or omit to do any act which would cause the representations or warranties of Metiscan contained herein to be untrue or incorrect in any material respect;

K.          commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

L.           commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of Metiscan.

10.           Conduct of Aclor’s Business Prior to the Closing Date.  Between the date of this Agreement and the Closing Date, Aclor shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of Aclor, and use its best efforts to (i) keep available to Aclor the services of Aclor’s present officers and employees, (ii) maintain all of Aclor’s properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to Aclor’s business and properties consistent with current practice, and (iv) maintain Aclor’s rights and franchises. Without the prior written consent of Metiscan, Aclor shall not:

A.           make any change in the Bylaws of Aclor;

B.           authorize or issue any Common Stock or any rights, warrants, options or convertible securities to acquire such interest;

C.           conduct the business of Aclor in any manner other than in the ordinary course;

D.           take any action or omit to do any act which would cause the representations or warranties of Aclor contained herein to be untrue or incorrect in any material respect;

E.           hire any employee other than in the ordinary course of business;

F.           except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

G.           declare or make any payment or distribution to its Board of Directors or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

H.           mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of Aclor;

I.           sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

J.           commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

K.           commit any other act or omit to do any other act which would have a material adverse effect upon the business, or financial condition of Aclor.

11.           Survival of Representations, Warranties and Covenants.  All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

12.           Conditions of Closing.

A.           Conditions to Aclor’s Obligation to Close.  The obligation of Aclor to close the transactions set forth in this Agreement shall be subject to the following conditions:

(i)           Representations and Warranties of Metiscan and Holdings to be True.  To the knowledge of Metiscan and Holdings, the representations and warranties of Metiscan and Holdings set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Metiscan and Holdings shall have delivered to Aclor certificates of Metiscan and Holdings in the form annexed hereto and made a part hereof as Exhibit “N”, signed by the Board of Directors of Metiscan and Holdings and dated the Closing Date to such effect.

(i)           Performance of Obligations of Metiscan and Holdings.  Metiscan and Holdings shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and Metiscan and Holdings shall have delivered to Aclor certificates of Metiscan and Holdings in the form annexed hereto as Exhibit “N” signed by the Board of Directors of Metiscan and Holdings and dated the Closing Date to such effect.

(iii)           Statutory Requirements.  Any statutory requirement for the valid consummation by Metiscan of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Metiscan of the transactions set forth in this Agreement and to permit the business presently carried on by Metiscan to continue unimpaired following the Closing Date, shall have been obtained, and Metiscan shall have delivered to Aclor a certificate of Metiscan in the form annexed hereto as Exhibit “N”, signed by the Board of Directors of Metiscan and dated the Closing Date to such effect.

(iv)           No Governmental Proceedings.  No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Metiscan shall have delivered to Aclor a certificate of Metiscan in the form annexed hereto as Exhibit “N”, signed by the Board of Directors of Metiscan and dated the Closing Date to such effect.

(v)           Consents Under Agreements.  Metiscan shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and Metiscan shall have delivered to Aclor a certificate of Metiscan in the form annexed hereto as Exhibit “N”, signed by the Board of Directors of Metiscan and dated the Closing Date to such effect.

B.           Conditions to Metiscan’s Obligation to Close.  The obligation of Metiscan to close the transactions set forth in this Agreement shall be subject to the following conditions:

(i)           Representations and Warranties of Aclor to be True.  To Aclor’s knowledge, the representations and warranties of Aclor set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Aclor shall have delivered to Metiscan a certificate of Aclor in the form annexed hereto and made a part hereof as Exhibit “O”, signed by the President of Aclor and dated the Closing Date to such effect.

(ii)           Performance of Obligations of Aclor.  Aclor shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement, with the exception of filing the Information Statement pursuant to Paragraph “B” of Article “5” of this Agreement, and Aclor shall have delivered to Metiscan a certificate of Aclor in the form annexed hereto as Exhibit “O”, signed by the President of Aclor and dated the Closing Date to such effect.

(iii)           Statutory Requirements.  Any statutory requirement for the valid consummation by Aclor of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Aclor of the transactions set forth in this Agreement and to permit the business presently carried on by Aclor to continue unimpaired following the Closing Date, shall have been obtained and Aclor shall have delivered to Metiscan a certificate of Aclor signed by the President of Aclor and dated the Closing Date to such effect.

(iv)           No Governmental Proceedings.  No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Aclor shall have delivered to Metiscan a certificate of Aclor in the form annexed hereto as Exhibit “O”, signed by the President of Aclor and dated the Closing Date to such effect.

(v)           Consents Under Agreements.  Aclor shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and Aclor shall have delivered to Metiscan a certificate of Aclor signed by the President of Aclor and dated the Closing Date to such effect.

(vi)           Good Standing Certificate.  On the Closing Date, Aclor shall provide a good standing certificate for Aclor issued by the Secretary of State of the State of Georgia complete and correct as of five (5) business days prior to the Closing Date.

13.           Method of Termination.  This Agreement may be terminated by any of the following methods:

A. By mutual written consent of Aclor and Metiscan, authorized by the Board of Directors of both of Aclor and Metiscan;

B. By written notice from any of the Parties, if within ten (10) business days after receipt of written notice that the Closing Date has passed, the Closing has not occurred; provided however, that if the Closing shall not have occurred on, or prior to, the Closing Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Closing Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the Parties to complete the procedures required to consummate the transactions contemplated hereby; provided further, however, that the right to terminate this Agreement pursuant to this Paragraph “B” of this Article “14” of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

C. by Aclor if there is a material breach of any representation or warranty set forth in Article “6” of this Agreement or any covenant or agreement to be complied with or performed by Metiscan  pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article “7” of this Agreement; provided however, that, Aclor may not terminate this Agreement prior to the Closing Date if Metiscan has not had an adequate opportunity to cure such failure, pursuant to Article “15” of this Agreement; or

D. by Metiscan if there is a material breach of any representation or warranty set forth in Article “7” of this Agreement or any covenant or agreement to be complied with or performed by Aclor, including, but not limited to, the covenants set forth in Article “8” of this Agreement; provided however, that, Metiscan may not terminate this Agreement prior to the Closing Date if Aclor has not had an adequate opportunity to cure such failure pursuant to Article “15” of this Agreement.

14.           Effect of Termination.  If this Agreement is terminated pursuant to the provisions set forth in Article “13” of this Agreement, this Agreement shall become null and void and shall have no further force and effect.

15.           Cooperation; Notice; Cure.  Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of Metiscan and Aclor shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations.  Each of Metiscan and Aclor shall notify the other of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Metiscan or Aclor under this Agreement to be breached or that renders or will render untrue any representation or warranty of Metiscan or Aclor contained in this Agreement. Each of Metiscan and Aclor also shall notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Metiscan or Aclor. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

16.           Indemnification.

A.           Indemnification by Aclor.

(i)           In order to induce Metiscan to enter into and perform this Agreement, Aclor does hereby indemnify, protect, defend and save and hold harmless Metiscan and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Aclor of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of Metiscan by Aclor to its Stockholders under this Agreement.

(ii)          In order to induce Metiscan to enter into and perform this Agreement, Aclor does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to stockholder appraisal rights pursuant to the applicable provisions of the Delaware General Corporation Law, as set forth in Subparagraph “(vi)” of Paragraph “A” of Article “12” of this Agreement, to Metiscan entering into this Agreement and the transactions set forth in this Agreement.

(iii)  In order to induce Holdings to enter into and perform this Agreement, Aclor does hereby indemnify, protect, defend and save and hold harmless Holdings and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing against any claims against them with respect to any of the debts or liabilities of Metiscan.

B.           Indemnification by Metiscan

(i)  In order to induce Aclor to enter into and perform this Agreement, Metiscan does hereby indemnify, protect, defend and save and hold harmless Aclor and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Metiscan of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of Aclor by Metiscan to its Stockholders under this Agreement.

(ii)  In order to induce Aclor to enter into and perform this Agreement, Metiscan does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to stockholder appraisal rights pursuant to the applicable provisions of the DGCL, made by any Aclor Stockholder who has not consented, as set forth in Subparagraph “(v)” of Paragraph “B” of Article “12” of this Agreement, to Aclor entering into this Agreement and the transactions set forth in this Agreement.

(iii)  In order to induce Holdings to enter into and perform this Agreement, Metiscan does hereby indemnify, protect, defend and save and hold harmless Holdings and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing against any claims against them with respect to any of the debts or liabilities of Metiscan.

C.           Reasonable Costs, Etc.  The indemnification, which is set forth in this Article “16” of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

D.           Third Party Claims.  If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph “C” of Article “18” of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph “C” of Article “17” of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”).  The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article “16” of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party.  If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense).  The Indemnified Party shall not settle the Claim.   If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “17” of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “17” of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense).  Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement.  Notwithstanding the foregoing provisions of this Article “16” of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article “16” of this Agreement, the Indemnifying Party shall execute an agreement acknowledging its liability for indemnification pursuant to this Article “16” of this Agreement.  Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

17.           Miscellaneous.

(A)           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.
(B)           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C)           Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) or facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to Aclor:                                             Aclor, Inc.
11204 McPherson Road, Unit 116
Laredo, TX  78045
Attention: Mr. Chicheng Gung, President and CEO
Facsimile No.:
E-mail address:

with a copy to:                                      Bernard & Yam, LLP
401 Broadway, Suite 1708
New York, NY 10013
Attention: Bin Zhou, Esq.
Facsimile: 212-219-3604
Email address: binzhou@bernardyam.com

If to Metiscan :                                     Metiscan, Inc.
12225 Greenville Avenue, Suite 700
Dallas, TX  75243
Attention: Mr. Bryan Scott, President and CEO
Facsimile No.:
E-mail address:

with a copy to:                                      Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY  10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “18” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)          If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)         If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

(iv)         If delivered by personal delivery, as of the date of delivery.

(D)         Governing Law; Disputes.   In order to induce Aclor to enter into this Agreement, including, but not limited to, the provisions of this Paragraph “D” of this Article “19” of this Agreement, and in view of the fact that: (i) the principal place of business of each of Aclor and Metiscan is located in the State of Texas; (ii) Bernard & Yam, LLP and Mintz & Fraade, P.C’s offices are located in the State of New York; and (iii) it is contemplated that virtually all of Bernard & Yam, LLP and Mintz & Fraade, P.C.’s services rendered with respect to the Acquisition and the Closing will be rendered in the State of New York, the Parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York.  Any such arbitration shall be by a panel of three arbitrators who shall also be certified public accountants and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “19” of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in the State of New York, County of New York.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

The parties agree that in any litigation relating to this Agreement or among the parties, Mintz & Fraade, P.C. shall only represent Holdings, Bridgepoint and Bryan A. Scott, Brian Hart or Janine Frieh individually or on behalf of Metiscan

(E)           Expenses.  Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions set forth in this Agreement.

(F)           Entire Agreement.  This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, excluding any agreements which are referred to in this Agreement or any of the documents or instruments required to be executed pursuant to this Agreement, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.  Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, no party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

(G)           Confidentiality.  The Parties agree that the terms of this Agreement are confidential and they shall not make public disclosure of the terms of this Agreement, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements.  If either party intends to make a disclosure of the terms of this Agreement as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure.  The Parties agree that the terms of this Paragraph “G” of this Article “18” of this Agreement regarding confidentiality are not material to this Agreement and any breach of this paragraph shall not be considered a material breach of this Agreement.  In the event of such a breach of this Paragraph “G” of this Article “18” of this Agreement, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

(H)           No Assignment. The parties hereby agree that the obligations under this Agreement shall not be transferred or assigned to any third parties without the prior written consent of each party to this Agreement.

(I)           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

(J)           Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

(K)           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

(L)           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(M)          Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

(N)           Binding upon Execution and Delivery. No party to this Agreement shall be bound hereby until fully executed counterparts to this Agreement have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

(O)           Construction.  Each of the parties hereto further agrees that this Agreement shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party who drafted this Agreement.  Each of the parties acknowledge that this Agreement was drafted by Mintz & Fraade, P.C. on behalf of Metiscan.

(P)           Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by Metiscan and Aclor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Goodfuture Limited	Metiscan, Inc.
Chicheng (Curtis) Gung, President	Bryan A. Scott, President
Sunbell Limited	Metiscan Holdings, Inc.
Chicheng (Curtis) Gung	Bryan A. Scott
Chung Hsin Wu (Forth Wu)	Bridgepoint Partners, LLC with respect to Article 5, Paragraph B
Chicheng (Curtis) Gung with Power of Attorney	Bryan A. Scott
Go Right Holding Limited
Chicheng (Curtis) Gung with Power of Attorney
Ever Thrive Limited
Chicheng (Curtis) Gung with Power of Attorney
Aclor
Chicheng (Curtis) Gung, President and CEO

Exhibit List

Exhibit A	Aclor’s Shareholders

Exhibit B	Consulting Agreement with Bridgepoint

Exhibit C	Metiscan Certificate of Incorporation

Exhibit D	Metiscan Bylaws

Exhibit E	Resolution of Board of Directors of Metiscan

Exhibit F	Consent of Metiscan Stockholders

Exhibit G	Metiscan Financial Statements

Exhibit H	Metiscan’s Disclosure Statement

Section “6A”:	Corporate Status
Section “6B”:	Capitalization
Section “6C”:	Authority of Metiscan
Section “6D”:	Compliance with the Law
Section “6E”:	Absence of Conflicts
Section “6F”:	Financial Statements
Section “6G”:	Environmental Compliance
Section “6H”:	OSHA Compliance
Section “6I”:	Non-Tax Liabilities
Section “6J”:	Taxes
Section “6K”:	Material Contracts
Section “6L”:	Changes Since December 31, 2010
Section “6M”:	No Approvals
Section “6N”:	Broker
Section “6O”:	Securities Law
Section “6P”:	Intellectual Property
Section “6Q”:	Insurance
Section “6R”:	Employee Benefits
Section “6S”:	Guaranties
Section “6T”:	Certain Business Relationships
Section “6U”:	Registration Rights
Section “6V”:	Change of Control Payments
Section “6W”:	Investments
Section “6X”:	Accounts Receivable
Section “6Y”:	Inventory

Section “6Z”	Properties and Assets
Section “6AA”:	Real Property
Section “6BB”:	Commitments
Section “6CC”:	Permits
Section “6DD”:	Banks
Section “6EE”:	Absence of Certain Business Practices.
Section “6FF”:	Transactions with Affiliates
Section “6GG”:	Litigation
Section “6HH”:	Business Conducted in No Other Name; Subsidiaries
Section “6II”:	SEC Documents

Exhibit I	Aclor Certificate of Incorporation

Exhibit J	Aclor Bylaws

Exhibit K	Resolution of Board of Directors of Aclor

Exhibit L	Aclor’s Disclosure Statement

Section “7A”:	Corporate Status
Section “7B”:	Capitalization
Section “7C”:	Authority of Aclor
Section “7D”:	Compliance with the Law
Section “7E”:	Absence of Conflicts
Section “7F”:	Financial Statements
Section “7G”:	Environmental Compliance
Section “7H”:	OSHA Compliance
Section “7I”:	Non-Tax Liabilities
Section “7J”:	Taxes
Section “7K”:	Material Contracts
Section “7L”:	Changes Since December 31, 2010
Section “7M”:	No Approvals
Section “7N”:	Broker
Section “7O”:	Securities Law
Section “7P”:	Intellectual Property
Section “7Q”:	Insurance
Section “7R”:	Employee Benefits
Section “7S”:	Guaranties
Section “7T”:	Certain Business Relationships
Section “7U”:	Registration Rights
Section “7V”:	Change of Control Payments
Section “7W”:	Investments
Section “7X”:	Accounts Receivable
Section “7Y”:	Inventory
Section “7Z”	Properties and Assets
Section “7AA”:	Real Property

Section “7BB”:	Commitments
Section “7CC”:	Permits
Section “7DD”:	Banks
Section “7EE”:	Absence of Certain Business Practices.
Section “7FF”:	Transactions with Affiliates
Section “7GG”:	Litigation
Section “7HH”;	Subsidiary

Exhibit M	Aclor Financial Statements

Exhibit N	Certificate of Metiscan

Exhibit O	Certificate of Aclor